Exhibit 99.1

pressrelease

Media contact: Mike Jacobsen, APR +1 330 490 3796 michael.jacobsen@diebold.com FOR IMMEDIATE RELEASE: April 27, 2011	Investor contact: Chris Bast +1 330 490 6908 christopher.bast@diebold.com
DIEBOLD REPORTS FIRST QUARTER FINANCIAL RESULTS
Earnings overview presentation available at http://www.diebold.com/DBD1Q11.pdf
•	1Q EPS from continuing operations of $0.04, or $0.23 non-GAAP*

•	Total revenue for 1Q 2011 down 1%

•	Balance sheet remains strong; 1Q 2011 net debt* decreased $92.1 million from 1Q 2010

•	Higher-than-expected 1Q non-GAAP* tax rate of 40%; estimated FY tax rate remains 28%*

•	Recovery in North America accelerates; company reaffirms prior FY non-GAAP* EPS guidance of $2.00 to $2.20
NORTH CANTON, Ohio — Diebold, Incorporated (NYSE: DBD) today reported first quarter 2011 income from continuing operations attributable to Diebold, net of tax, of $2.5 million, or $0.04 per share, down from $24.9 million and $.37 per share, respectively, from the first quarter 2010. First-quarter 2011 revenue was $614.2 million, down 0.8% from the first quarter 2010.
Non-GAAP earnings per share* from continuing operations attributable to Diebold, net of tax, in the first quarter 2011 were $.23 per share, down from $.34 per share in the first quarter 2010.
Business Review
Management commentary
“As expected, we got off to a slow start in the first quarter. The results we’re reporting today slightly exceeded our internal expectations for the first quarter, despite heavy losses in Europe and a higher tax rate. We previously communicated we expect an unusually strong second half of 2011, and our outlook remains the same,” said Thomas W. Swidarski, Diebold president and chief executive officer. “I am encouraged by significant strengthening of orders in the U.S. regional bank space during the quarter, as the North America financial self-service market continues to rebound.”
Swidarski continued, “Also, given the second quarter timing of major, pending orders in China and Brazil — as well as the Brazil voting revenue slated for the third and fourth quarters — we remain optimistic in our position for the remainder of the year and are maintaining our earnings guidance of $2.00 to $2.20*. As we look forward in 2011, we expect to create shareholder value by growing our advantage in services, continuing to restructure our operations in EMEA, taking advantage of key growth markets around the world and leveraging opportunities in the security business.”

*  See accompanying notes for non-GAAP measures.
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PAGE 2/ DIEBOLD REPORTS 2011 FIRST QUARTER FINANCIAL RESULTS
First Quarter Orders (constant currency)
Total global product and services orders decreased 1% compared with the prior-year period. North America orders benefitted from particularly strong financial self-service growth, led by growth in excess of 30 percent in the U.S. regional bank space. Orders in EMEA increased 44%, compared with a relatively weak prior-year period. Latin America orders were down during the quarter, primarily as a result of timing of major bank orders from Brazil.

Orders by Solution (Q1 2011 vs. Q1 2010)	%Change
Financial self-service solutions	-1%
Security solutions	-6%
Total FSS & security	-2%
Brazil election systems & lottery	n/m

Total Global Order Entry	-1%

Orders by Geography (Q1 2011 vs. Q1 2010)	%Change
Diebold North America	5%
Total Diebold International	-9%
Latin America (incl. Brazil)	-30%
Asia Pacific	-17%
Europe, Middle East, and Africa	44%
Total Global Order Entry	-1%
Results of Operations
Profit/loss summary — 1st quarter comparison (Dollars in millions)

Q1 2011							Q1 2010
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales

$614.2	$149.4	24.3%	$140.5	$8.9	1.4%	GAAP Results	$619.0	$158.0	25.5%	$117.4	$40.6	6.6%

	6.2		(5.6)	11.8		Restructuring		0.1		(1.0)	1.1
	—		(5.8)	5.8		Non-rout. Exp		—		—	—
	—		—	—		Non-rout. Inc		—		4.1	(4.1)

$614.2	$155.6	25.3%	$129.2	$26.4	4.3%	Non-GAAP Results	$619.0	$158.1	25.5%	$120.5	$37.6	6.1%

The company’s management believes excluding restructuring charges, and non-routine expenses and income from operating margins is an indication of the company’s baseline performance. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.
Revenue
Total revenue for the first quarter 2011 was down 0.8%, including a net positive currency impact of approximately 2%. Growth in the Americas was more than offset by a revenue decline in Asia Pacific, where seasonality continues to shift to more of a back-end loaded pattern. Revenue also declined in EMEA.
Gross Margin
Total gross margin for the first quarter 2011 was 24.3%, a decrease of 1.2 percentage points from the first quarter of 2010. Total gross margin in the first quarter of 2011 included restructuring charges of $6.2 million associated with the previously announced restructuring plan for EMEA. There were $0.1 million in restructuring charges in the first quarter of 2010.

*  See accompanying notes for non-GAAP measures.
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Operating Expenses
Total operating expenses as a percentage of revenue for the first quarter 2011 were 22.9%, an increase of 3.9 percentage points from the first quarter of 2010. Operating expenses in the first quarter 2011 included $5.6 million of restructuring charges associated with the previously announced restructuring plan for EMEA. Operating expenses for the quarter also included non-routine expenses of $5.8 million related to the previously disclosed U.S. Foreign Corrupt Practices Act (FCPA) investigation.
Operating expenses in the first quarter of 2010 included $1.1 million in restructuring charges related to the U.S. workforce reduction. Operating expenses in the first quarter of 2010 also included non-routine income of $4.1 million related to expense recovery and reimbursement from the company’s D&O insurance carriers.
Operating Profit
Operating margin was 1.4% of net sales in the first quarter 2011, a decrease of 5.1 percentage points from the first quarter 2010. Non-GAAP operating profit* in the first quarter 2011 was $26.4 million, or 4.3% of sales, and $37.6 million, or 6.1% of sales, in the first quarter 2010 excluding restructuring charges and non-routine expenses from both periods.
Taxes on Income from Continuing Operations
First quarter income taxes on continuing operations were $5.9 million. This resulted in a first quarter income tax rate of 58%, or 40% on a non-GAAP basis*, which is due mainly to operating losses in certain EMEA jurisdictions for which no tax benefit is recognized. Because these operating losses are relatively large when compared with the company’s total income from continuing operations before taxes, the impact on the effective tax rate for the quarter is significant. Foreign income tax assessments and other discrete items also resulted in an increase to the first quarter effective tax rate. Full-year, non-GAAP tax rate is still expected to be approximately 28%*.
Income from Continuing Operations, net of tax (attributable to Diebold)
Income from continuing operations, net of tax, was $2.5 million, or 0.4% of revenue in the first quarter 2011, a decrease of 89.9 percentage points from the first quarter 2010. Included in the first quarter 2011 net of tax results are restructuring charges of $9.2 million and $3.7 million in net non-routine expenses. Income from continuing operations net of tax in the first quarter 2010 included non-routine income of $3.2 million in expense recovery and reimbursement from the company’s D&O insurance carriers, and restructuring of $0.9 million.
Balance Sheet, Cash Flow and Liquidity
The company’s net debt* was $85.9 million at March 31, 2011, an increase in net debt of $121.0 million from the net investment* position at December 31, 2010 and a reduction of $92.1 million from March 31, 2010. The company’s net debt to capital ratio was 8% at March 31, 2011, -4% at December 31, 2010 and 15% at March 31, 2010.
Net cash used in operating activities was $90.2 million at March 31, 2011, an increase of $33.9 million from March 31, 2010. Free cash use* in the first quarter 2011 was $101.1 million, an increase of $33.7 million from the first quarter 2010. The company generates the majority of its cash flow during the fourth quarter.

*  See accompanying notes for non-GAAP measures.
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In the first quarter 2011, Diebold repurchased 523,000 of its common shares for about $18 million under its repurchase plan. This leaves 3,477,000 on the current Board authorization at March 31, 2011. Dependent upon market and other conditions, Diebold plans to opportunistically repurchase its common shares as a means of returning cash to its shareholders.
Restructuring and non-routine expenses and income
The company incurred net restructuring charges, net of tax, of $9.2 million, or $0.14 per share in the first quarter of 2011. The majority of these charges were associated with the previously announced restructuring plan in EMEA. In the first quarter 2010, restructuring charges net of tax were $0.9 million, or $0.01 per share. These charges were largely related to an accrual for severance costs associated with the reorganization of the company’s North America and corporate functions. For the full year, the company increased its anticipated restructuring charges to be in the range of $.23 to $.28 per share.
Foreign Corrupt Practices Act review
As previously disclosed, Diebold continues to conduct a global internal review of its compliance with the FCPA. The company also previously disclosed it had received a subpoena for documents from the SEC and a voluntary request for documents from the DOJ in connection with the SEC’s non-public investigation of the FCPA matter. Diebold continues to cooperate with these agencies in their review.
The company excludes costs related to the FCPA review from its non-GAAP operating results as it provides a better overall understanding of the company’s historical financial performance and future prospects. Diebold cannot predict the length, scope or results of this review or the government investigations, or the impact, if any, on its results of operations.
Full-year 2011 outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals or other business combinations. Expectations for the full year 2011 are as follows:
•	Revenue

	Previous Guidance	Current Guidance
Total revenue	3% to 6%	3% to 6%
Financial self-service	5% to 8%	5% to 8%
Security	4% to 7%	4% to 7%
Brazil election sys. / lottery	$90 million to $100 million	$90 million to $100 million
•	Earnings per share

	Previous Guidance	Current Guidance
2011 EPS (GAAP)	$1.66 - $1.92	$1.50 - $1.78
Restructuring charges	.12 - .09	.28 - .23
Non-routine exp.	.22 - .19	.22 - .19
2011 EPS non-GAAP*	$2.00 - $2.20	$2.00 - $2.20

*  See accompanying notes for non-GAAP measures.
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Overview presentation and conference call
More information on Diebold’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold’s Investor Relations website. Thomas W. Swidarski and Bradley C. Richardson will discuss the company’s financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.
Revenue Summary by Product, Service and Geographic Area
Revenue Summary by Product and Service Solutions
(In Thousands)

	Q1 2011	Q1 2010	% Change
Financial Self-Service
Products	$198,640	$203,700	-2%
Services	264,456	267,808	-1%

Total Fin. self-service	463,096	471,508	-2%

Security solutions
Products	43,413	51,450	-16%
Services	99,918	93,441	7%

Total Security	143,331	144,891	-1%

Total Fin. self-service & security	606,427	616,399	-2%

Election Systems & Lottery
Products	7,730	2,595	n/m
Services	—	5	n/m

Total Election Systems & Lottery	7,730	2,600	n/m

Total Revenue	$614,157	$618,999	-1%

Revenue Summary by Geographic Segment

	Q1 2011	Q1 2010	% Change
Diebold North America	$305,964	$296,200	3%
Diebold International
Latin America (incl. Brazil)	152,888	149,527	2%
Asia Pacific	83,889	98,442	-15%
Europe, Middle East, Africa	71,416	74,830	-5%

Total Diebold International	308,193	322,799	-5%

Total Revenue	$614,157	$618,999	-1%

Other income/(expense), net summary:

	Q1 2011	Q1 2010
Other income/(expense)	$23	$709
Foreign ex. gain/(loss), net	(1,046)	(4,641)
Interest expense	(8,673)	(9,055)
Investment income	10,898	7,471

Total other income / (expense), net	$1,202	($5,516)

First quarter 2010 foreign exchange losses were largely related to the Venezuela currency devaluation.
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Notes for Non-GAAP Measures
1.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q1 2011	Q1 2010
Total EPS from continuing operations (GAAP measure)	$0.04	$0.37
Restructuring charges	0.14	0.01
Non-routine expenses	0.05	—
Non-routine income	—	(0.04)
Total EPS (non-GAAP measure)	$0.23	$0.34
The company’s management believes excluding restructuring charges and non-routine expenses and income is useful to investors because it provides an overall understanding of the company’s historical financial performance and future prospects. Management believes non-GAAP EPS from continuing operations is an indication of the company’s base-line performance. Exclusion of these items permits evaluation and comparison of results for the company’s core business operations, and it is on this basis that management internally assesses the company’s performance.
2.	Free cash flow (use) is calculated as follows:

	Q1 2011	Q1 2010
Net cash provided / (used) by operating activities (GAAP measure)	$(90,151)	$(56,223)
Capital expenditures	(10,902)	(11,103)
Free cash flow / (use) (non-GAAP measure)	$(101,053)	$(67,326)
The company’s management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.
3.	Net investment/(debt) is calculated as follows:

	3/31/2011	12/31/2010	3/31/2010
Cash, cash equivalents and short-term investments (GAAP measure)	$552,206	$601,781	$427,570
Debt instruments	(638,090)	(566,632)	(605,591)
Net investment/(debt) (non-GAAP measure)	$(85,884)	$35,149	$(178,021)
The company’s management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation.
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4.	Reconciliation of GAAP Operating Margin to non-GAAP measures

	Q1 2011	Q1 2010
GAAP Operating Profit	$8,869	$40,585
GAAP Operating Profit %	1.4%	6.6%
Restructuring	11,801	1,116
Non-routine Expenses	5,771	17
Non-routine Income	—	(4,097)
Non GAAP Operating Profit	$26,441	$37,621
Non GAAP Operating Profit %	4.3%	6.1%
The company’s management believes excluding restructuring charges, and non-routine expenses and income from operating margins is an indication of the company’s baseline performance. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.
Forward-Looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s short- and long-term revenue and earnings growth rates, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.
The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:
•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;

•	changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;

•	the amount of cash and non-cash charges in connection with the restructuring of the company’s EMEA operations

•	the company’s ability to take actions to mitigate the effect of the Venezuelan currency devaluation, further devaluation, actions of the Venezuelan government, and economic conditions in Venezuela;

•	the continuing effects of the economic downturn and the disruptions in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
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PAGE 8/ DIEBOLD REPORTS 2011 FIRST QUARTER FINANCIAL RESULTS
•	acceptance of the company’s product and technology introductions in the marketplace;

•	the company’s ability to maintain effective internal controls;

•	changes in the company’s intention to repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•	unanticipated litigation, claims or assessments, as well as the impact of any current/pending lawsuits;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company’s information technology systems;

•	the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action such as the recently enacted U.S health care legislation;

•	the amount and timing of repurchases of the company’s common shares, if any;

•	the outcome of the company’s global FCPA review and any actions taken by government agencies in connection with the company’s self disclosure, including the pending SEC investigation; and

•	the company’s ability to achieve benefits from its cost-reduction initiatives and other strategic changes.
About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs approximately 16,000 associates with representation in nearly 90 countries worldwide and is headquartered in Canton, Ohio, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s website at www.diebold.com.
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PR/xxxx

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED INCOME STATEMENTS — UNAUDITED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three months ended
	March 31,
	2011	2010
Net Sales
Product	$249,783	$257,745
Service	364,374	361,254

Total	614,157	618,999
Cost of goods
Product	188,863	192,277
Service	275,890	268,712

Total	464,753	460,989
Gross Profit	149,404	158,010
Percent of net sales	24.3%	25.5%
Operating expenses
Selling, general and administrative	121,111	98,977
Research, development and engineering	19,424	18,448

Total	140,535	117,425
Percent of net sales	22.9%	19.0%
Operating profit	8,869	40,585
Percent of net sales	1.4%	6.6%
Other income / (expense), net	1,202	(5,516)

Income from continuing operations before taxes	10,071	35,069
Taxes on income	(5,925)	(9,877)

Income from continuing operations	4,146	25,192
Loss from discontinued operations — net of tax	(11)	(970)

Net Income	4,135	24,222
Less: Net Income attrib to noncontrol interest	(1,634)	(298)

Net Income attributable to Diebold, Inc.	$2,501	$23,924

Basic weighted average shares outstanding	65,762	66,298
Diluted weighted average shares outstanding	66,230	66,776

Basic Earnings Per Share:
Income from continuing operations	$0.04	$0.38
Loss from discontinued operations	(0.00)	(0.02)

Net Income	$0.04	$0.36

Diluted Earnings Per Share:
Income from continuing operations	$0.04	$0.37
Loss from discontinued operations	(0.00)	(0.01)

Net Income	$0.04	$0.36

Amounts Attributable to Diebold, Inc.
Income from continuing operations — net of tax	$2,512	$24,894
Loss from discontinued operations	(11)	(970)

Net Income attributable to Diebold, Inc.	$2,501	$23,924

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31,	December 31,
	2011	2010
	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$279,562	$328,658
Short-term investments	272,644	273,123
Trade receivables, net	418,586	404,501
Inventories	474,125	444,575
Other current assets	276,314	263,179

Total current assets	1,721,231	1,714,036

Securities and other investments	73,627	76,138
Property, plant and equipment, net	202,539	203,462
Goodwill	272,394	269,398
Other assets	261,746	256,756

Total assets	$2,531,537	$2,519,790

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$21,883	$15,038
Accounts payable	187,682	214,288
Other current liabilities	578,512	580,439

Total current liabilities	788,077	809,765

Long-term debt	615,010	550,368
Long-term liabilities	151,166	169,843

Total Diebold, Inc. shareholders’ equity	947,030	961,155
Noncontrolling Interests	30,254	28,659

Total equity	977,284	989,814

Total liabilities and equity	$2,531,537	$2,519,790

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN THOUSANDS)

	Three months ended March 31,
	2011	2010

Cash flow from operating activities:
Net income	$4,135	$24,222
Adjustments to reconcile net income to cash provided by operating activities:
Devaluation on Venezuelan balance sheet	—	5,968
Depreciation and amortization	19,246	19,587
Other	1,526	2,342

Cash (used in) provided by changes in certain assets and liabilities:
Trade receivables	(8,072)	(66,657)
Inventories	(21,955)	3,573
Accounts payable	(29,404)	(5,283)
Certain other assets and liabilities	(55,627)	(39,975)

Net cash used in operating activities	(90,151)	(56,223)

Cash flow from investing activities:
Proceeds from sale of discontinued operations	—	1,202
Payments for acquisitions, net of cash acquired	—	—
Net investment activity	9,689	13,033
Capital expenditures	(10,902)	(11,103)
Increase in certain other assets & other	3,410	(5,864)

Net cash provided by (used in) investing activities	2,197	(2,732)

Cash flow from financing activities:
Dividends paid	(18,650)	(18,095)
Net borrowings	71,427	34,208
Repurchase of common shares	(21,451)	(11,355)
Other	4,632	746

Net cash provided by financing activities	35,958	5,504

Effect of exchange rate changes on cash	2,900	(9,102)

Decrease in cash and cash equivalents	(49,096)	(62,553)
Cash and cash equivalents at the beginning of the period	328,658	328,426

Cash and cash equivalents at the end of the period	$279,562	$265,873